ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation June 2020 Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business; the extent of the impact of the COVID-19 pandemic on us and our customers, counterparties, employees and third-party service providers, and the impacts to our business, financial position, results of operations, and prospects. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”, “adjusted return on average assets”, “adjusted diluted earnings per share”, “pre-tax, pre-provision net earnings” and "adjusted pre-tax pre-provision net earnings,“ are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

The Cadence Value Proposition Key Investment Highlights Well Positioned in Attractive Markets in Texas and the Southeast Proven Business Model Focused on Client Relationships, High Touch and Personal Service Growth Driven by Middle Market C&I focus, with continued expansion in Houston, Atlanta, and Dallas Mid-Sized Bank Led by Experienced and Talented Bankers with a Deep, Broad-Based Skill Set Disciplined Underwriting and Well Established Risk Management Framework Attractive Pre-Tax Pre-Provision Earnings and Core Revenue Drivers Veteran and Engaged Board of Directors and Management Team Capital Strong capital base -- Tangible common equity ratio of 11.5%; CET1 of 11.4%; Tier 1 Leverage of 10.1%; Tier 1 Risk Based of 11.4%; Total Risk Based of 13.8% Tangible book value per share of $15.65, increasing $1.00 or +6.8% from the prior quarter and up $2.42 or 18.3% from the prior year Net Interest Margin Solid net interest margin at 3.80% on $16.3 billion of earning assets for 1Q20 Termination of $4 billion notional collar during 1Q20, locking in gain of $261.2 million or ~$1.63 per share, is expected to amortize over the next four years into interest income, regardless of the interest rate environment. Active management of funding costs lowering total cost of deposits in 1Q20 by 18 basis points to 0.96% Operating Leverage Since 2014, the efficiency ratio has dropped from 74.3% to 49.9% in 1Q20 (on an “Adjusted” basis) due to expense discipline and realization of merger cost savings. Adjusted pre-tax pre-provision net earnings(1) of $93.0 million or 2.11% of average assets compared to $94.9 million or 2.11% prior quarter Growth & Markets Loan and deposit growth of 16-17% compound annual rate for the 5-year period from 2014 to 2019, driven primarily by growth in strong Southeastern markets including leading U.S. cities of Houston and Atlanta State Bank acquisition in 2019 continues to enhance our diverse regional banking franchise of $17.2 billion in assets (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix.

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% “CAGR” represents the compounded annual growth rate for the 5-year period from 2014 to 2019 (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 2014 2015 2016 2017 2018 2019 1Q20 4.06% 3.29% 3.30% 3.57% 3.61% 4.00% 3.80% Net Interest Margin (%) CAGR: 16% CAGR: 17% CAGR: 19% CAGR: 36% CAGR: (8)% CAGR: 23%

Capital Strength (1) Represents FDIC PCA Minimum and Well-Capitalized capital ratio thresholds for banks. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Strong regulatory capital ratios provide a healthy cushion for economic uncertainty. Impressive tangible book value per share growth and significant increase in tangible common equity ratio supported by a conservative capital plan demonstrated by 2020 actions of lowering common dividend and suspending stock repurchases.

Executive Management Team – Proven & Experienced

	Executive Officers	Previous Experience
	**Paul B. Murphy, Jr.** Chairman and CEO	▪ Co-Founder and former CEO of Amegy Bank – Grew Amegy Bank from 1 location / $75mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
	**Samuel M. Tortorici** President	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loans and deposits generating over $1bn in revenue. Led 500 bankers across 16 states – Over 12 years In the Atlanta market, integrated one whole bank acquisition and grew business services, wealth, retail and specialized industries
	**Valerie C. Toalson** Chief Financial Officer	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
	**Hank Holmes** EVP Business Services	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
	**Randy Schultz** EVP Specialized Industries	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn
	**David F. Black** EVP Chief Risk Officer	▪ Chief Credit Officer and Executive Vice President of State Bank ▪ Director of Corporate Strategy at First Horizon National Corporation and held various leadership roles at Wachovia, Wells Fargo and SunTrust
	**Sheila E. Ray** EVP Chief Talent Officer	▪ CFO, COO, Corporate Secretary and EVP at State Bank ▪ CFO and COO at Eagle Bancshares, acquired by RBC ▪ Director of Information Services, Operations and Administrative Services at First National, acquired by Regions

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Veteran Board of Directors – Active & Engaged Precious W. Owodunni Virginia A. Hepner J. Thomas Wiley, Jr. Marc J. Shapiro J. Richard Fredericks William B. Harrison, Jr. Joseph W. Evans Paul B. Murphy, Jr. President of Mountaintop Consulting, LLC Former President and CEO of the Woodruff Arts Center and retired EVP of Wachovia Bank Former Director, Vice Chairman, and Chief Executive Officer of State Bank Financial Founding Partner and Managing Director at Main Management, LLC Lead Outside Director of Cadence Bancorporation, Retired CEO of JPMorgan Chase & Co. Vice Chairman of Cadence Bancorporation, Former Chairman of State Bank Financial Chairman and CEO Officer of Cadence Bancorporation Kathy Waller Former Chief Financial Officer and President, Enabling Services of The Coca-Cola Company Retired Non-Executive Chairman of JPMorgan Chase & Co.’s Texas operations Diversified…..Devoted…..Experienced

Cadence History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK Financial Corporation
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches
- Founded in 2005

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
Capital Raise		M&A/ Recruit Talent		Growth & Operating Leverage						



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2013	2014	2015	2016	2017	2018	2019	1Q20
Assets	$6,453	$7,945	$8,812	$9,531	$10,949	$12,730	$17,800	**$17,238**
Loans	$4,859	$6,193	$6,917	$7,433	$8,253	$10,054	$12,984	**$13,392**
Acquired	$1,466	$1,073	$730	$554	$458	$550	$3,043	**$2,857**
Originated	$3,394	$5,120	$6,186	$6,879	$7,795	$9,504	$9,941	**$10,535**
Deposits	$5,347	$6,580	$6,987	$8,017	$9,011	$10,709	$14,743	**$14,490**
Branches	99	81	66	66	65	66	98	**98**
FTEs	1,373	1,344	1,218	1,193	1,205	1,170	1,800	**1,800**

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Cadence by the Numbers 98 Branch Locations across six states Over 295,000 individual business and consumer clients 4th Largest bank in Georgia3 Largest bank in Atlanta3 4th 72nd Largest bank in U.S. Largest Bank Holding Company w/ HQ in Texas 6th In Total Assets $17.2 Billion In Loans $13.4 Billion In Deposits $14.5 Billion Number of Associates >1,800 Community Investment1 >$139MM In Service Hours2 7,593 Source: S&P Global and Company reports. Bank ranking based on FDIC deposit data as of June 30, 2019 and proforma current pending acquisitions. Bank holding company ranking based on total assets. 1 2015-2018. 2 2018. 3 Based on non-CCAR Banks.

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary $ in billions MSA-focused footprint in commercial hubs of the Southeast and Texas with efficient branch-light model. Future growth opportunities in large population centers complimented by meaningful market share in stable smaller markets. Texas is the 2nd largest economy among U.S. states and 10th largest global economy. Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment. Georgia market enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah. Georgia has 1,000+ companies in the $50 to $500 million revenue Middle Market space. Birmingham, Tampa and Huntsville are established and stable Southeast markets. Southeast markets provide steady growth and high quality funding to complement our Texas and Atlanta franchise. Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and S&P Global Deposit market share data from FDIC Summary of Deposits as of June 30, 2019. Attractive Markets – Diverse and Complementary Review of Largest MSAs (June 2019)

Houston's Attractive Growth Outlook

Diversified Economy

- 4th most populous city in the U.S. with 2.3mm residents and 5th largest MSA by population in the U.S. with 6.9mm residents.
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- If Houston was a country, it would be the 26th largest country in the world (~$500bn of GDP).
- Houston has more jobs than 35 states in the U.S.
- 4th most Fortune 500 headquarters with 22; 44 Fortune 1,000 headquarters.
- The Texas Medical Center is the world's largest medical complex.
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production.

Houston Population Growth (000s)



US '15-'20: 0.7 %
TX '15-'20: 1.6 %
CAGR = 2.1 %
6,468
6,677
6,866
6,981
7,093
7,170
2015
2016
2017
2018
2019
2020

Growing Non-Energy Jobs (000s)



Non-Energy CAGR Since 2015: 1.8 %
Mining & logging +50% of Manufact. CAGR since 2015: (1.7)%
CAGR = 1.6 %
3,017
3,036
3,073
3,147
3,210
214
197
189
198
199
2,804
2,839
2,885
2,949
3,010
2015
2016
2017
2018
2019
Mining & Logging +50% Manufacturing
Non-Energy Jobs

Houston Total Job Growth



Houston '15-'20: 1.4%
Millions of Jobs
3.0
2.0
1.0
2.1mm jobs added over last 40 years (~50K per Year)
1977
1982
1987
1992
1997
2002
2007
2012
2017

The Houston Market Provides Size, Scale and Diversity

Source: U.S. Department of Labor, S&P Global, U.S. Census data from Claritas, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

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Atlanta’s Attractive Growth Outlook Source: Metro Atlanta Chamber, S&P Global, Fortune, KPMG, Site Selection and Area Development. Note: 5-Year CAGRs based on most recently available information. 9th largest MSA by population in the U.S. with 6.0mm residents and more than 220K businesses. Atlanta is one of the fastest growing MSAs in the U.S. and has the 10th largest economy in the U.S. as measured by Gross Metro Product (GMP). There are more Fortune 500 companies headquartered in Atlanta than Dallas and Nashville combined . Atlanta is the 6th largest U.S. industrial real estate market. Atlanta has the lowest relative cost of doing business among the nation’s 10 largest metro areas. Atlanta Market Provides Avenue for Significant Growth and Business Development Diversified Economy Atlanta Population Growth (000s) Healthy Labor Market (000s) Building Permits/ New Construction Fortune 500 US ’15-’20 CAGR: 0.7%

Proven Business Model & Long-Term Client Relationships

Product Offering

Banking

- **Commercial Banking**
  - Corporate and middle market commercial and industrial
  - Specialized industries (restaurant, healthcare, technology)
  - Energy
  - Community and small business banking
  - Commercial real estate
  - Asset-based & correspondent lending
- **Retail Banking**
  - Business banking (serves ~59k businesses)
  - Retail and other consumers (serves +235k individuals)
- **Private Banking**
- **SBA Lending**
- **Treasury/Cash Management**
  - Commercial services for deposit management
  - Altera Payroll Services

Financial Services

- **Investment Management**
  - Focus on the affluent and high net worth segments
  - Linscomb & Williams – 45+ year history
- **Trust Services**
  - Personal and institutional trust services
  - Specialty in court-created trusts
  - Portfolio managers average 25 years of experience

Revenue Contribution[1]



Financial Services
$9.9mm
5%
Private Banking
$5.6mm
3%
Retail Banking
$15.9mm
8%
Commercial Banking
$161.4mm
84%

1Q20 Total Revenue[1]: $ 192.8mm

Focused on delivering high-touch, personalized service across our franchise;
Over 190 relationship managers with an average of 22 years of experience[1]

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[1] *Reflects combined Cadence Bancorporation information as of March 31, 2020. Excludes corporate expenses.*

Earnings Net loss of ($399.3) million or ($3.15) per share for the first quarter of 2020, with the loss due to a non-cash goodwill impairment charge of $412.9 million, net of tax, or ($3.26) per share. Adjusted net income(1) and adjusted earnings per share(1) were $12.5 million and $0.10, respectively. Adjusted pre-tax pre-provision net earnings(1) of $93.0 million or 2.11% of average assets compared to $94.9 million or 2.11% prior quarter. Capital Net Interest Margin Efficiency Credit Quality Tangible book value per share of $15.65, increasing $1.00 or +6.8% QoQ and up $2.42 or 18.3% YoY. Strong capital base -- Tangible common equity ratio of 11.5%; CET1 of 11.4%; Tier 1 Leverage of 10.1%; Tier 1 Risk Based of 11.4%; Total Risk Based of 13.8%. Solid NIM of 3.80%. QoQ, NIM declined 9bp due solely to lower accretion; excluding accretion declines, all other NIM increased 2bp. Declining rate impact offset by lower deposit costs of 0.96%, dropping 18 bps QoQ, as well as positive impact of hedging and collar termination. Noninterest-bearing deposits increased to 27%. Terminated $4 billion notional collar in March 2020, locking in gain of $261.2 million, to amortize over estimated four years. Adj. noninterest expenses(1) $92.6 million, down $5.8 million or -5.9% from 4Q19. Adj. efficiency ratio(1) of 49.9%, improved from the linked quarter ratio of 50.9%. ACL increased to 1.83% of total loans compared to 0.92% at year-end 2019. CECL Day 1 impact was a 63.4% or $75.9 million increase to ACL to $195.5 million. ACL at March 31, 2020 further increased to $245.2 million. Net charge-offs of $32.5 million or 99 bps of average loans and provision expense of $83.4 million. Total NPAs of $175.3 million, up $49.8 million QoQ, $35.5 million due to added NPLs from CECL adoption. (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (2) Presented on a fully taxable equivalent (FTE) basis using a tax rate of 21.0%. First Quarter 2020 Results

First Quarter 2020 Results, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (3) Annualized for the three month periods.

Expense Management & Operating Leverage Adj. Pre-Tax, Pre-Provision Net Earnings(1) Highlights Adj. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Adj. Operating Revenue(1) & Adj. Noninterest Exp.(1) $ in millions, unless otherwise indicated Adj. Operating Revenue Adj. Noninterest Expense Adj. noninterest expense (1) of $92.6 million, down $5.8 million or -6% from $98.4 million in the prior quarter, driven by lower personnel costs primarily related to a reduction in incentive compensation and other compensation accruals reflecting the current environment. Adj. pre-tax, pre-provision (1) net earnings of $93.0 million or 2.11% of average assets in 1Q20 compared to $94.9 million or 2.11% in 4Q19. Adj. efficiency ratio(1) of 49.9% compared to 50.9% for 4Q19.

Loan Portfolio Metrics

$ in millions, unless otherwise indicated

Highlights

- Loans declined $318 million or -2% from a year ago, primarily due to the sale of equipment financing loans of $130 million in 2Q19, sales of homebuilder finance loans of $47 million in 1Q20, and targeted declines in restaurant and leveraged loans.
- The 3% QoQ increase reflect draws on existing lines of credit of ~$455 million, and modest new originations, partially offset by routine paydowns.

Diversified Loan Portfolio[3]



$ 13,710
$ 13,716
$ 13,716
$ 13,058
$ 13,392
Gross Loans
Sm. Biz
Healthcare
Rest.
Energy
CRE
Consumer
General C&I
$ 759
$ 540
$ 1,138
$ 1,381
$ 2,830
$ 2,639
$ 4,423
$ 768
$ 507
$ 1,086
$ 1,400
$ 2,860
$ 2,682
$ 4,413
$ 751
$ 486
$ 1,050
$ 1,511
$ 2,901
$ 2,723
$ 4,294
$ 734
$ 472
$ 993
$ 1,429
$ 2,773
$ 2,678
$ 3,979
$ 513
$ 1,084
$ 1,481
$ 3,025
$ 2,661
$ 4,628
1Q19
2Q19
3Q19
4Q19
1Q20

Loan Breakdown and Historical Comparison

	1Q20[1]	% Total[2]	YoY Comparison[3] $	YoY Comparison[3] %	QoQ Comparison[3] $	QoQ Comparison[3] %
Commercial and Industrial (C&I)						
General C&I	$ 4,628	35%	$ 205	5%	$ 649	16%
E&P	337	3%	(16)	-5%	(22)	-6%
Midstream	937	7%	107	13%	50	6%
Energy Services	207	2%	9	5%	24	13%
Energy sector	1,481	11%	100	7%	52	4%
Restaurant industry	1,084	8%	(54)	-5%	91	9%
Healthcare	513	4%	(27)	-5%	41	9%
Total C&I	7,706	58%	224	3%	833	12%
Commercial Real Estate (CRE)						
Income producing	2,748	21%	267	11%	230	9%
Land and development	276	2%	(73)	-21%	21	8%
Total CRE	3,025	23%	195	7%	252	9%
Consumer						
Residential real estate	2,576	19%	58	2%	(9)	0%
Other	85	1%	(36)	-30%	(8)	-9%
Total Consumer	2,661	20%	22	1%	(17)	-1%
Small Business Lending*	0	0%	(759)	NM	(734)	NM
Gross Loans	$ 13,392	100%	$ (318)	-2%	$ 334	3%

**Note: As of 1/1/20, the Small Business Lending segment was reclassified between C&I ($505 million) and CRE ($229 million), reflecting alignment with CECL categorizations.*

While not impacting 1Q20, as an SBA preferred lender, we have secured PPP funding for our customers of approximately $1.1 billion through May 12, 2020.

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[1] Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19.
[2] Period-End Data. Figures may not total due to rounding.
[3] Amounts represent total gross loans. Under CECL, loan balances are stated at amortized cost, which is net of unearned income and are not directly comparable to prior periods.

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(2) Highlights Allowance for Credit Losses Rollforward(1) (1) Allowance for credit losses reflects funded loans. Provisions for loan losses do not include reserve for unfunded commitments. (2) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. 1Q20 NPA increase of $35.5 million from legacy acquired loan pools due to CECL implementation. (3) Cumulative effect of the adoption of CECL. Net charge-offs were 0.99% of average loans (annualized) or $32.5 million in 1Q20, down compared to 1.04% or $35.3 million. The current quarter charge-offs included $19.0 million in three general C&I credits, $9.4 million in four restaurant credits, and $0.8 million in one energy credit. Provisions of $83.4 million in 1Q20 compared to $27.1 million for 4Q19. The current quarter’s provision was driven by CECL methodology which included economic forecasts that were significantly adversely affected by the COVID-19 pandemic and lower oil prices. Upon adoption of CECL on January 1, 2020, we recorded an increase of $75.9 million, a 63.4% increase, to our allowance for credit losses (“ACL”). ACL was 1.83% of total loans or $245.2 million at March 31, 2020. NPLs were 1.19% of total loans at 3/31/20, with CECL methodology adding 27 bps or $35.5 million in NPLs on 1/1/20. Our NPLs in the originated population were 0.83% at 3/31/20 as compared to 0.82% at 12/31/19. Criticized loans increased to 4.97% of total loans or $665.7 million compared to 4.66% or $605.1 million in the prior quarter, with additions largely driven by migration in energy credits.

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 3/31/20 vs. 3/31/19. QoQ represents 3/31/20 vs. 12/31/19. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit Geography (3/31/20) Noninterest-bearing deposits increased to 27% of total deposits, +$126 million or 3% since 12/31/19 and +$750 million or 23% from 3/31/19. Core deposits(2) of $13.9 billion down 4% QoQ, reflect a strategic reduction in deposit rates (down 18bp QoQ) through exit of certain higher priced and larger depositor relationships. The quarter also included seasonal public fund and corporate deposit declines, partially offset by granular core deposit account growth of nearly $550 million.

Net Interest Margin

NIM, Yields & Costs



6.05%
5.82%
5.72%
5.63%
5.35%
4.21%
3.97%
3.94%
3.89%
3.80%
3.01%
2.89%
2.78%
2.68%
2.65%
1.30%
1.39%
1.32%
1.14%
0.96%
1Q19
2Q19
3Q19
4Q19
1Q20
Yield on Loans
NIM (FTE)
Yield on Securities (FTE)
Cost of Total Deposits

Net Interest Margin (TE) Rollforward[1]

4Q 2020 NIM	3.89%
Loan Yields Excl Accretion	-0.20%
Accretion	-0.11%
Hedge Income	0.04%
Other Earning Assets	0.02%
Deposits	0.16%
Other Borrowings	0.00%
1Q 2020 NIM	3.80%

Highlights

- Net interest margin (tax equivalent) was 3.80% in 1Q20 vs. 3.89% for 4Q19. Lower accretion accounted for 11 basis points of decline in 1Q20[1]. All other NIM changes were net positive 2bp as we more than offset the effect of declining rates on our earning assets through the impact of our deposit cost management and hedging.
- The termination of the $4.0 billion notional interest rate collar during the 1Q20, resulted in a gain of $261.2 million, reflected in other comprehensive income ("OCI") net of taxes. The gain, est. at ~$1.63 per share, is expected to amortize over the next four years into interest income, regardless of the interest rate environment.
- Total cost of funds at 1.05% and total cost of deposits at 0.96%, represent declines of 18 basis points for each QoQ due to the active management of funding costs.
- Yield on originated loans (excluding hedging) was 4.75% in 1Q20, as compared to 5.00% in 4Q19. Approximately 67% of the total loan portfolio was floating at March 31, 2020, which drove the declines in originated loan yields in the first quarter of 2020.
- In a +100bp interest rate parallel shock scenario, NII is now modeled at +11.4% in 1Q20 vs -1.3% at 4Q19, using a 39% total deposit beta assumption, with renewed asset sensitivity in 1Q20 driven by the collar termination.

21

(1) Accretion on acquired loans totaled $9.8 million for the first quarter of 2020, including both acquired non-credit impaired and purchased credit deteriorated ("PCD") loan accretion. As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. The comparable PCD loan interest for the periods amounts to $3.0 million, $3.6 million and $3.8 million for the quarters ended March 31, 2020, March 31, 2019 and December 31, 2019. PCD accretion was $2.0 million for the first quarter of 2020 as compared to comparable accretion of $2.8 million for the first quarter of 2019 and $6.0 million for the fourth quarter of 2019. We have normalized PCD income and PCD accretion to CECL presentation for comparability of prior periods.

Net Interest Margin (cont’d) Highlights Collar Related Interest Income by Period ($ in millions) (1) On March 6, 2020, we terminated our $4B notional interest rate collar, locking in a gain of $261.2 million, which had grown $132.7 million or 103% since December 31, 2019. Value received assumed an average of 1-mo LIBOR of 0.5785% over the next four years.  The gain was reflected in OCI net of deferred income taxes, and will amortize over the next four years into interest income based on the rate assumptions inherent to the termination value. Related income tax expense at the statutory tax rate of 21% will be reflected in the period the interest income is recognized.    Given the termination of the collar, Cadence’s inherent asset sensitivity returns.     Est. 12-Mo Sensitivity (NII change, parallel shift in rates) *Note: Interest rate sensitivity analysis as of 3/31/20 reflects a -25bps scenario which is more meaningful in the current market rate environment than the -100bps scenario used as of 12/31/19. (1) Represents the total collar related interest income recognized (through 1Q20) and anticipated to be recognized (through 1Q24), with the gain amortization based on the assumed rates underlying the termination value over the original term of the underlying collar.

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(2) Total Noninterest Income Growth $ in millions, unless otherwise indicated Assets Under Management(3) (1) As an SBA preferred lender, Cadence Bank facilitated Paycheck Protection Program (“PPP”) loan applications as part of the CARES (Coronavirus Aid, Relief, and Economic Security) Act. (2) Figures may not total due to rounding. (3) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 15.3% 16.5% 17.8% 17.4% 18.6 % Total noninterest income of $35.1 million, an increase of $1.2 million or 3.5% over the linked quarter, due to higher credit related fees and service charges on deposits offset by decreases in investment advisory revenue impacted by declines in market values. Total noninterest income as a percent of operating revenue for the first quarter of 2020 was 18.6% as compared to 15.3% for the first quarter of 2019 and 17.4% for the fourth quarter of 2019.

Selected Key Performance Metrics – Peer Comparison

CADE Peer Group Comparison Change in TBVPS (QoQ) Change in TBVPS (YoY) Peer median: -0.1% Peer median: 8.5% Source: S&P Global Market Intelligence. Financial data for the quarter ended March 31, 2020 where available. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Peer Group includes publicly-traded banks with total assets $10-$50 billion and located in TX, GA, AL, FL, MS, TN, OK, LA, AR, SC (Peer Group Tickers: ABCB BXS OZK BKU BOKF CSFL CFR FHN HWC HTH HOMB IBKC IBTX IBOC PNFP PB RNST SFNC SSB SNV TCBI TRMK UCBI)

CADE Peer Group Comparison TCE / TA PPNR / Avg Assets Peer median: 9.0% Peer median: 1.70% Source: S&P Global Market Intelligence. Financial data for the quarter ended March 31, 2020 where available. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (1) CADE PPNR/ Avg Assets Ratio is the Non-GAAP “Adjusted” measures. (1) Peer Group includes publicly-traded banks with total assets $10-$50 billion and located in TX, GA, AL, FL, MS, TN, OK, LA, AR, SC (Peer Group Tickers: ABCB BXS OZK BKU BOKF CSFL CFR FHN HWC HTH HOMB IBKC IBTX IBOC PNFP PB RNST SFNC SSB SNV TCBI TRMK UCBI)

CADE Peer Group Comparison Change in Cost of Deposits (QoQ) Efficiency Ratio Peer median: -10.1 bps Peer median: 56.5% Peer Source: S&P Global Market Intelligence. Financial data for the quarter ended March 31, 2020 where available. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (1) CADE Efficiency Ratio is the Non-GAAP “Adjusted” efficiency ratio. (1) Peer Group includes publicly-traded banks with total assets $10-$50 billion and located in TX, GA, AL, FL, MS, TN, OK, LA, AR, SC (Peer Group Tickers: ABCB BXS OZK BKU BOKF CSFL CFR FHN HWC HTH HOMB IBKC IBTX IBOC PNFP PB RNST SFNC SSB SNV TCBI TRMK UCBI)

CADE Peer Group Comparison Net Interest Margin ACL / Loans (HFI) Peer median: 3.56% Peer median: 1.31% Source: S&P Global Market Intelligence. Financial data for the quarter ended March 31, 2020 where available. Peer Group includes publicly-traded banks with total assets $10-$50 billion and located in TX, GA, AL, FL, MS, TN, OK, LA, AR, SC (Peer Group Tickers: ABCB BXS OZK BKU BOKF CSFL CFR FHN HWC HTH HOMB IBKC IBTX IBOC PNFP PB RNST SFNC SSB SNV TCBI TRMK UCBI)

CADE Peer Group Comparison NPLs/ Loans ACL / NPLs Peer median: 0.55% Peer median: 184% Source: S&P Global Market Intelligence. Financial data for the quarter ended March 31, 2020 where available. Peer Group includes publicly-traded banks with total assets $10-$50 billion and located in TX, GA, AL, FL, MS, TN, OK, LA, AR, SC (Peer Group Tickers: ABCB BXS OZK BKU BOKF CSFL CFR FHN HWC HTH HOMB IBKC IBTX IBOC PNFP PB RNST SFNC SSB SNV TCBI TRMK UCBI)

Selected Loan Portfolios - Supplementary Information

Specialized Industries: Restaurant Banking

$ in millions, unless otherwise indicated

Portfolio Overview[1]

- $688 million or 68% of loans are QSR, where drive-in business has historically been ~70% of revenue.
- Nearly 50% of portfolio ($496 million, 39 clients) is weighted in the following national QSR concepts: Taco Bell, Wendy's, Burger King, Pizza Hut, KFC.
- Large franchisors have several levers to pull, e.g., reduce or defer royalty payments, advertising, capex and rent expense for a period of time.
- 3-year net charge-offs total $30.3 million.

Restaurant Industry Loans[1]



$1,138
$1,086
$1,050
$993
$1,084
1Q19
2Q19
3Q19
4Q19
1Q20

CBRG Concept Exposure Mix[1]



14%
10%
9%
9%
7%
4%
4%
3%
3%
3%
3%
3%
2%
2%
2%
2%
2%
2%
2%
2%
2%
1%
1%
1%
1%
1%
1%
1%
1% or less

CBRG Sector Concentration[1]



68%
5%
12%
9%
6%
Quick Service (QSR)
Fast Casual
Casual
Family
Other

31

(1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only.

Restaurant Portfolio (continued) Limited Service ($737mm or 73%) QSR ($688mm or 68%) Consists of large multi-unit franchisees in nationally recognized brands and account for over 7,500 units geographically diversified throughout the US.  Historically drive-in business has been ~70% of revenue for this segment.  Approximately two-thirds of these franchisees operate greater than 100 units.  $496mm or nearly 50% of our total portfolio is underpinned by franchisee loans to leading brands – $332mm or 33% to Taco Bell, KFC and Pizza Hut (YUM! Brands) and another $164mm or 16% to franchisees of Wendy’s and Burger King. These are well-established franchisors with a history of supporting their brands and franchisees. Fast Casual ($49mm or 5%) Dining rooms closed for multiple weeks. Meaningful part of historical sales are off-premise (takeout and delivery), so adjusting to dining room closures and reduced dining capacity (where applicable). Full Service ($214mm or 21%) Most stressed segment of our portfolio, with weekly sales dropping 60%+ after Shelter-In-Place orders. Dining rooms remain closed or were closed for multiple weeks, adjusting business and labor models to off-premise only (where applicable). (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only. As of 3/31/20

Restaurant Portfolio (continued) Other Portfolio Observations We bank 20 of the Top 40 franchisees in the country, representing $408mm or 41% of our restaurant portfolio.  These borrowers have size, scale and experience with a combined $12B in annual revenue and an average of 350 stores per borrower. Our restaurant portfolio was built around strong relationships with larger companies with national brands, access to capital, national/global advertising spend, training programs, active menu development and roll out plans. $248mm (25% of portfolio) is underpinned by real estate collateral. Pizza QSR of $103mm with 7 clients – existing delivery/pick up is allowing this sector to show the best same store sales trends. Crisis Response As of May 1, 2020 approximately $354 million (33%) in Restaurant loans have received a COVID-19 modification, generally a 90-day deferral or facility restructure. We anticipate additional modifications in this portfolio in 2Q20. Revolver Draws: 10 clients totaling $46mm in new advances funded in March for liquidity cushion. ~90+% of CADE’s Restaurant Banking portfolio has submitted applications for loans through the SBA’s Payroll Protection Plan (“PPP”). CADE has booked ~$130mm in PPP loans for Restaurant through mid-May. (1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). CBRG total loans of $1,010.1 million as of 3/31/20. Other figures are for CBRG only. As of 3/31/20 unless otherwise indicated

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Energy Industry Loans (Quarterly) Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise. Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing. 63% of energy loans consist of Midstream, with a solid credit history since inception. 3-year net charge-offs total $23.4 million. Portfolio Mix (3/31/20) Portfolio Trends (2014 - 2019) Energy Loans / Total Loans 17.6% 15.4% 12.6% 11.3% 12.8% 10.9 % Energy NPLs / Energy Loans 0.6% 4.5% 12.1% 4.6% 1.6% 0.7 % Note: Approximately, 77% of the underlying reserves are oil and 23% are natural gas and natural gas liquids. .

Energy Portfolio (continued) Midstream 76 borrowers: $937mm of funded balances ($12.3mm avg). Closed over $2.2b midstream loans since formation in 2012 and less than $5mm net charge-offs. Recognized as a top underwriter in the private equity midstream space with ~30% lead agent on originated credits. Midstream portfolio are almost exclusively comprised of long-term, fee-based revenue (generally with no direct commodity price exposure) with Acreage Dedications and Minimum Volume Contracts. Low portfolio leverage (average of ~2.8x), significant equity capitalization (average debt/capital ~39%), and diversity of asset type and basin location. Majority of the portfolio backed by large energy focused PE funds and operated by highly experienced management teams with long term relationships and track records with Cadence Midstream bankers. Exploration & Production 31 borrowers: $337mm of funded balances ($11mm avg). E&P loans down from peak of $591mm and have been in “risk off” position. Since 2014, our sharpened due diligence, as well as our active portfolio management, have managed out of a number of credit relationships. Last 5+ years of credit originations have been stable. No non-performing, non-pass rated clients or any loss experience for loans originated post 2014. Working with our clients to manage through this difficult period, as most are focused on maximizing cash flow and downside protection. Clients restructuring and optimizing their hedge strategies where appropriate. Our clients have a material amount of hedges in place which is an important mitigating factor, but not a static situation. We expect manageable near term results and carefully monitor duration risk as the major factor. Energy Services 41 borrowers: $207mm of funded balances ($5mm avg). Limited Energy Services exposure to drilling and majority of the exposure in ongoing well production. As of 3/31/20

Energy Loans Detail $ in millions Note: Figures may not total due to rounding.

Energy Portfolio: 2014 vs. Today Lifetime-to-date energy portfolio net charge offs of $63 million, includes one large energy credit charge off of $32 million in 2016. Energy sector loans were 11% of total loans at March 31, 2020 compared to 18% of total loans as of December 31, 2014.

Hospitality Exposure Total hospitality(1) exposure represented by 88 loans totaling $270 million or 2% of total loans outstanding. Hospitality exposure primarily is from the legacy State Bank portfolio, predominantly long-term relationships with experienced operators. Total commitments have been reduced by 8% post-merger. Geographically focused in-footprint, primarily in local markets demonstrating resiliency in past economic cycles. Positive occupancy trends in well-positioned, drivable locations. (1) Hospitality are based on NAICS codes. Excludes Restaurant portfolio. As of 3/31/20 unless otherwise indicated Portfolio is Hilton and Marriott family flag centric: primarily limited service/smaller properties with lower fixed cost structure and limited to no exposure to luxury, big box, heavy food and beverage dependent properties. No conference centers. With the significant reduction in services and labor, breakeven occupancy is now meaningfully lower than historical levels. The weighted average loan-to-value ratio for the hospitality portfolio is 52% (excludes $19 million of SBA). As of May 1, 2020, approximately $120 million in hospitality loans (44%) have received a COVID-19 modification, generally a 90-day deferral.

CRE Portfolio Overview Commercial Real Estate (CRE) $ in millions, unless otherwise indicated Total Commercial Real Estate Loans1 CRE portfolio of $3.0 billion across 483 loans, well-diversified by client, product type, and geography Weighted average LTV of 59% based on appraised values Since 2015, total CRE has incurred $3.1 million in net charge-offs (zero in legacy Cadence CRE line of business) Strong and experienced clients and sponsors Significant Upfront Equity generally between 35-40% Managed through multiple cycles Multiple sources of and access to capital (mainly institutional) (1) Total Commercial Real Estate Loans are based on NAICS codes. CRE Geographic Mix CRE Property Type Mix

Specialized Industries: Healthcare Banking

$ in millions, unless otherwise indicated

CBHBG Portfolio Overview[1]

- Healthcare Banking Group (CBHBG) - granular portfolio with average relationship size of approximately $13.1 million and 41 clients.
- Approximately 85% of clients are based in or have significant operations in Texas and the Southeastern United States.
- Highly selective client acquisition strategy focused on:
  - Strong and experienced management teams.
  - Appropriate healthcare sector selection.
  - Client partners (management and private equity) looking to use moderate leverage.
  - Significant equity and junior capital in client capital stack. (Typical capital structure generally has equity as a minimum of 40-50% of total capital.)
- Well-diversified by sector:
  - The REIT sector includes clients with portfolio diversification at the client level.
  - Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing.
- 3-year net charge-offs $80 thousand.
- As of May 1, 2020, approximately $106 million in Healthcare loans (21%) received a COVID-19 related modification.

Total Healthcare Industry Loans[1]



$540
$507
$486
$472
$513
1Q19
2Q19
3Q19
4Q19
1Q20

CBHBG Sector Concentration[1]



17%
16%
14%
9%
9%
8%
8%
6%
5%
4%
2%
2%
Outsourced Clinical
Senior Housing
Physician Management
Diversified HC REIT
Medical Office Building
Behavioral Health
Other Services
Pharmacy Services
Staffing
Post Acute
Urgent Care
Psych Services

(1) Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied Healthcare CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG)). CBHBG total loans of $537 million as of 3/31/20. Other figures are for CBHBG only.

40

Specialized Industries: Technology Banking

$ in millions, unless otherwise indicated

CBTBG Portfolio Overview[1]

- Average relationship size of ~$16.3 million.
- Over $1 billion in commitments since inception.
- Provides debt financing to technology companies (EBITDA typically > $10 million) whose products are:
  - Already adopted by markets (versus venture/start-up)
  - Defensible and sustainable
  - Scalable for revenue growth
  - Well-diversified sector investment in 17 sub-verticals
- 3-year net charge-offs total $461 thousand.

Total Technology Industry Loans[1]



$486
$468
$410
$388
$478
1Q19
2Q19
3Q19
4Q19
1Q20

CBTBG Sector Concentration[1]



19%
15%
11%
9%
7%
6%
6%
5%
5%
4%
4%
4%
4%
1%
Consulting
Insurance
Financial
Enterprise
Cloud solutions
Systems
Security Systems
Education
Advertising
Hardware
Vehicle Registration
Financial Technology ("fin-tech")
Data Analytics
Printed Circuit Board

CBTBG Vertical Concentration[1]



Network Services $24 7%
Integrated Technology Solutions $116 32%
Hardware $24 7%
Software & Hardware Systems $21 6%
Software $174 48%

(1) Technology industry loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of Cadence Bank Technology Banking Group (CBTBG). CBTBG total loans of $359 million as of 3/31/20. Other figures are for CBTBG only.

41

Supplementary Credit Data

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding. (1) Represents the activity in the ACL for funded loans. (2) The Company adopted ASU 2016-13, Financial Instruments – Credit Losses (“CECL”), on January 1, 2020 and recorded this cumulative effect adjustment as a result of accounting change.

Criticized Loans by Segment $ in thousands (1) Upon implementation of CECL, Small Business Lending is included in commercial and industrial and commercial real estate.

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding. (1) With the adoption of CECL, an additional $35.5 million of loans (from legacy acquired loan pools) were classified as nonperforming loans in 1Q20, representing 89% of the increase during the quarter.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated (1) With the adoption of CECL, an additional $35.5 million of loans (from legacy acquired loan pools) were classified as nonperforming loans in 1Q20, representing 89% of the increase during the quarter. (1) (1)

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Appendix

Net Interest Income Dynamics $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. We have normalized PCD income and PCD accretion to CECL presentation for comparability of prior periods. Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: As part of CECL implementation, interest income recognized on PCD loans is now reported as loan interest where it was previously considered in ACI loan accretion. We have normalized PCD income and PCD accretion to CECL presentation for comparability of prior periods. Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.